Exhibit 99.1

Jamba, Inc. Announces Second Quarter 2013 Financial Results

Net Income after dividends Increased 51%

Comparable Store Sales up 2.2% for Company-owned Stores

Key Growth Initiatives Strengthen

Longer Term Cost & Productivity Programs Initiated

EMERYVILLE, Calif., August 5, 2013 --Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the second fiscal quarter ended July 2, 2013. The Company recorded a quarterly comparable store sales(1) increase of 2.2% for Company-owned stores, driven by increases in store traffic and average check.

Jamba also reported solid increases in total revenue, net income, operating margin and earnings per share from its expanding consumer product platforms during the second quarter. The Company made substantial progress in its key growth initiatives, including fresh-squeezed juice expansion, store refreshes and remodels and express retail format.

Highlights for the 13 weeks ended July 2, 2013, compared to the 13 weeks ended July 3, 2012:

•	Company-owned comparable store sales(1) increased 2.2% for the quarter as compared to the prior year period in which comparable store sales increased 5.1%.
•	System-wide comparable store sales(1) increased 1.7% for the quarter against a 5.7% increase for the prior year period and franchise-operated comparable store sales(1) increased 1.2% for the quarter compared to the prior year quarter increase of 6.4%.

•	Net income after dividends increased 51% to $6.2 million, or $0.36(2) diluted earnings per share for the quarter, compared to net income of $4.1 million, or $0.27(2) diluted earnings per share for the prior year period.

•	Total revenue increased 1.9% to $67.3 million compared to total revenue of $66.0 million for the prior year period.

•	Income from operations increased 32.1% to $6.6 million reflecting Company-owned store comparable sales growth, increased franchise revenue and expanding CPG sales. Operating margin improved by 230 basis points to 9.9% for the second quarter of 2013.

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•	General and administrative expenses decreased 5.4% to $10.2 million compared with $10.8 million for the prior year period.

•	During the quarter, franchisees opened 11 new stores globally; nine new franchise-operated stores, which include six smoothie stations, in the U.S. and two new international stores. Two Company-owned stores were opened.

•	Holders of Series B Preferred Stock completed conversion of all preferred shares to shares of the Company’s common stock in June 2013, resulting in the end of dividend payments to the preferred stockholders.

  “Despite the challenging consumer and competitive environment, Jamba had strong quarterly achievements and also set the stage for future performance gains and earnings growth. Our record of more than two years of quarterly system comparable store sales growth continued with an increase that outpaced many of our peers. Total revenue and net earnings both advanced, with EPS for the quarter increasing 33%. By increasing our marketing investment and highlighting value promotions, we continue to grow our base of light and lapsed users,” said James D. White, Chairman, President and CEO of Jamba.

  “Our growth initiatives – fresh juice expansion, store re-imaging, consumer products, global franchise development and express retail concepts – made good progress during the quarter. Several longer term efforts, including supply chain and labor optimization programs, organization structure and marketing and pricing initiatives, were launched during the quarter, and we expect that these efforts will yield positive results in 2013 and beyond,” concluded Mr. White.

  Second Quarter Fiscal 2013 Results

  Revenue

  For the 13 weeks ended July 2, 2013, total revenue increased 1.9% to $67.3 million from $66.0 million in the prior year period. The increase is due to the 2.2% increase in Company-owned comparable store sales(1) and increased franchise revenue and CPG sales. The increase in Company-owned comparable store sales(1) of 2.2% was driven primarily by an increase in transaction count of 160 basis points and an average check increase of 60 basis points. During the 13-week period ended July 2, 2013, franchise-operated comparable store sales(1) increased 1.2%. Franchise and other revenue increased 27.2% to $4.5 million from $3.5 million in the prior year period. Jamba’s CPG revenue was $1.0 million in the 13 week-period ended July 2, 2013, compared to $0.3 million in the prior year period, up 233%.

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  Income from Operations and Operating Margin

  Jamba’s operating margin improved by 230 basis points to 9.9% for the second quarter of 2013 compared to 7.6% for the quarter ended July 3, 2012. On a dollar basis, the $6.6 million income from operations for the second quarter of 2013 was a $1.6 million improvement over the second quarter of 2012 reflecting the increased franchise revenue and CPG sales, and improved leveraging of fixed costs resulting from the Company-operated store comparable sales growth.

  Retail Growth

  As of July 2, 2013, system-wide, Jamba has 787 stores in the United States, of which 492 are franchise-operated stores and 295 are Company-owned. Franchise-operated stores include Jamba Smoothie Stations™, the new limited menu express format. During the quarter, Jamba opened nine new domestic franchise-operated stores, consisting of one traditional, two non-traditional and six smoothie stations; and two international store locations, one in the Philippines and one in South Korea. Two new Company-owned stores opened during the quarter. As of July 2, 2013 there were 42 international store locations, all of which are franchise-operated. During the quarter, the total number of JambaGO served locations increased to 636.

  As of July 2, 2013, 23 California locations offered the fresh-squeezed premium juice platform, with a target of up to 50 locations by the end of 2013. During the quarter, the Company sold seven stores in California to new and existing franchise partners.

  Liquidity

  On July 2, 2013, the Company held $32.6 million in cash and cash equivalents as compared to $31.5 million cash and cash equivalents at January 1, 2013. On July 2, 2013, the Company had no restricted cash. At the end of fiscal 2012, the restricted cash balance was $0.2 million.

  Outlook for 2013

  The Company continues to expect to achieve the following results for fiscal 2013:

•	Deliver positive Company-owned comparable store sales(1) of 4%-6% and store-level margin of 20%;

•	Achieve income from operations of 2.5%-3.0% of revenue;

•	Deliver CPG revenue of $4 million - $5 million;

•	Develop 60-80 U.S. and international locations;

•	Add 1,000 JambaGO served locations.

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  Earnings Conference Call

  A conference call to review the second quarter 2013 results will be held today, August 5, 2013 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-1427 or for international callers by dialing (480) 629-9664. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4624867. The replay will be available until August 26, 2013. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

  About Jamba, Inc.

  Jamba, Inc., (the “Company”) owns and franchises Jamba Juice stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh-squeezed juices and juice blends, hot coffee and teas, hot oatmeal, breakfast wraps, sandwiches and mini-wraps, California Flatbreads™, frozen yogurt, and a variety of baked goods and snacks. As of July 2, 2013, there were 829 store locations globally. There were 295 Company-owned and operated stores and 492 franchise-operated stores in the United States, and 42 international stores. Jamba Juice Company has expanded the Jamba brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademark. CPG products for at-home enjoyment are also available online, through select retailers across the nation and in Jamba outlets in the United States.

  Fans of Jamba Juice can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.JambaJuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

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  Forward-Looking Statements

  This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward looking statements. Any statement that is not a historical fact, including the statements made under the caption “Outlook for 2013” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

  Contact:

  Investor Relations

  Dara Dierks

  ICR

  646-277-1212

  investors@jambajuice.com

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  Non-GAAP Financial Measures

  The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

  Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

  Footnotes:

(1)	Comparable store sales are calculated using sales of Jamba Juice stores open more than one full fiscal year. Company-owned comparable store sales percentages are based on sales from company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the Company-owned store base for each accounting period of the fiscal quarter to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba brand and, ultimately, the performance of the Company, the company-owned stores, and franchise-operated stores.

(2)	The Company completed a 5-for-1 reverse stock split on May 31, 2013 and all per share amounts are presented on a post-split basis.

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  JAMBA, INC.

  CONDENSED CONSOLIDATED BALANCE SHEETS

  (Unaudited)

	July 2,	January 1,
(In thousands, except share and per share amounts)	2013	2013

ASSETS
Current assets:
Cash and cash equivalents	$32,573	$31,486
Restricted cash		205
Receivables, net of allowances of $140 and $103	7,655	11,327
Inventories	3,630	3,143
Prepaid and refundable taxes	264	655
Prepaid rent	3,085	3,080
Prepaid expenses and other current assets	2,479	1,681
Total current assets	49,686	51,577

Property, fixtures and equipment, net	40,152	38,442
Goodwill	1,233	1,336
Trademarks and other intangible assets, net	1,289	1,412
Other long-term assets	1,128	846

Total assets	$93,488	$93,613

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,225	$8,206
Accrued compensation and benefits	6,806	7,566
Workers' compensation and health insurance reserves	1,168	1,087
Accrued jambacard liability	28,219	33,634
Other current liabilities	9,905	9,728
Total current liabilities	53,323	60,221

Deferred rent and other long-term liabilities	11,960	11,880
Total liabilities	65,283	72,101

Commitments and contingencies

Series B redeemable preferred stock, $.001 par value, 304,348 shares authorized; 0 and
72,889 shares issued and outstanding at July 2, 2013 and January 1, 2013, respectively.	-	7,916

Stockholders' equity:
Common stock, $.001 par value, 30,000,000 shares authorized; 17,053,958 and 15,481,782
shares issued and outstanding at July 2, 2013 and January 1, 2013, respectively.	17	78
Additional paid-in-capital	389,567	380,007
Accumulated deficit	(361,379)	(366,489)
Total stockholders' equity	28,205	13,596

Total liabilities and stockholders' equity	$93,488	$93,613

              Share and per share data have been adjusted for all periods presented to reflect a five-for-one reverse stock split effective May 31, 2013.

  JAMBA, INC.

  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

  (Unaudited)

	13 Week	13 Week	26 Week	26 Week
	Period Ended	Period Ended	Period Ended	Period Ended
(In thousands except share and per share amounts)	July 2, 2013	July 3, 2012	July 2, 2013	July 3, 2012

Revenue:
Company stores	$62,798	$62,530	$113,938	$112,555
Franchise and other revenue	4,469	3,514	8,385	6,536
Total revenue	67,267	66,044	122,323	119,091

Costs and operating expenses:
Cost of sales	14,858	13,975	27,262	25,586
Labor	16,849	17,148	32,604	32,556
Occupancy	7,319	7,326	14,695	14,743
Store operating	8,523	8,955	16,680	16,830
Depreciation and amortization	2,768	2,813	5,540	5,736
General and administrative	10,237	10,823	19,390	19,462
Impairment of long-lived assets	167	175	274	562
Other operating, net	(97)	(200)	536	232
Total costs and operating expenses	60,624	61,015	116,981	115,707

Income from operations	6,643	5,029	5,342	3,384

Other income (expense), net:
Interest income	-	20	-	39
Interest expense	(59)	22	(137)	(94)
Total other expense, net	(59)	42	(137)	(55)

Net income before income taxes	6,584	5,071	5,205	3,329

Income tax expense	(234)	(453)	(95)	(221)

Net income	6,350	4,618	5,110	3,108

Preferred stock dividends and deemed dividends	(104)	(472)	(588)	(953)

Net income available to common stockholders	$6,246	$4,146	$4,522	$2,155

Weighted-average shares used in computation of loss per share:
Basic	16,793,260	13,477,140	16,478,352	13,467,983
Diluted	17,473,249	17,141,883	16,895,654	13,467,983

Earnings per share:
Basic	$0.37	$0.31	$0.27	$0.16
Diluted	$0.36	$0.27	$0.27	$0.16

   Share and per share data have been adjusted for all periods presented to reflect a five-for-one reverse stock split effective May 31, 2013.

  JAMBA, INC.

  (Unaudited)

STORE COUNT
	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
Quarter ended July 2, 2013
At January 1, 2013	301	473	35	809
Opened	2	17	9	28
Closed	-	(6)	(2)	(8)
Refranchised	(8)	8	-	-
At July 2, 2013	295	492	42	829

Quarter ended July 3, 2012
At January 3, 2012	307	443	19	769
Opened	-	11	12	23
Closed	(2)	(6)	(1)	(9)
Refranchised	-	-	-	-
At July 3, 2012	305	448	30	783

COMPARABLE STORE SALES
	13 Week	13 Week	26 Week	26 Week
	Period Ended	Period Ended	Period Ended	Period Ended
	July 2, 2013	July 3, 2012	July 2, 2013	July 3, 2012

Percentage Change in Comparable store sales
Company stores	2.2%	5.1%	2.8%	8.3%
Franchise stores	1.2%	6.4%	0.2%	8.4%
System-wide	1.7%	5.7%	1.5%	8.4%

Percentage Change in Comparable Company store sales
Traffic effect	1.6%	0.9%	1.5%	4.1%
Average check effect	0.6%	4.2%	1.3%	4.2%
Total Comparable Company store sales	2.2%	5.1%	2.8%	8.3%